[AM_ACTIVE 404548879_11] TMA MASTER SETTLEMENT AGREEMENT This TMA Master Settlement Agreement (“Agreement”), entered into as of February 13, 2023, and effective as of December 29, 2022 (the “Effective Date”), is entered into by and among General Electric Company, a New York corporation (“GE”), Baker Hughes Company (formerly Baker Hughes, a GE Company), a Delaware corporation (“BHI”), EHHC NewCo LLC, a Delaware limited liability company (“EHHC”), and Baker Hughes Holdings, LLC (formerly Baker Hughes, a GE Company, LLC), a Delaware limited liability company (“BH Holdings”). GE, BHI, EHHC and BH Holdings are each referred to herein individually as a “Party” and collectively as the “Parties.” WHEREAS, in connection with the business combination transactions that took place in July 2017 among the Parties (as well as certain of their affiliates and predecessors) (the “Business Combination”), the Parties entered into the Tax Matters Agreement, dated as of July 3, 2017, and subsequently entered into an amendment pursuant to the Term Sheet for A&R Tax Matters Agreement, dated as of October 30, 2018, between the Parties (as amended, the “Original TMA”); WHEREAS, the Parties entered into the Term Sheet, dated as of the Effective Date (the “Term Sheet”), that resolved various disputes under the Original TMA, terminated the Original TMA, and provided for certain payments and other consideration; WHEREAS, the Term Sheet provides that it is a binding agreement of the Parties as of the date of its execution and that all of its provisions take effect as of such date and remain in effect until definitive agreements implementing the Term Sheet have been fully executed and delivered; and WHEREAS, the Parties are executing the Amended and Restated Tax Matters Agreement (“A&R TMA”), which is attached as Exhibit A, contemporaneously with the execution of this Agreement. NOW, THEREFORE, the Parties agree as follows: 1. Defined Terms. For purpose of this Agreement, the following terms shall have the meanings assigned to them below. “A&R TMA” has the meaning set forth in the Recitals to this Agreement. “BH Group” means each of the BH Parties and their respective Subsidiaries. “BH Parties” means each of BHI, BH Holdings and EHHC. “Claims” means all claims, cross-claims, counterclaims, debts, demands, disputes, rights, actions, causes of action, agreements, suits, matters, liabilities, losses, taxes (including any interest or penalties thereon), or damages of any kind, together with any interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever related thereto, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, at law or in equity, matured or unmatured, in contract, statutory, tort or otherwise, from conduct that is negligent, reckless, intentional, or a breach of any duty, law or rule, individual, derivative or otherwise in nature, in each case, arising under, in connection with, pursuant to, with respect to or otherwise related to the Original TMA. “Combination Agreements” means the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, by and among GE and BHI and certain of their affiliates, as amended by the Amendment to the Transaction Agreement and Plan of Merger, dated as of March 27, 2017; the BH Holdings Second Amended and Restated Limited Liability Company Agreement, dated as of April 15, 2020, by and among BH Holdings Exhibit 10.5

2 and its members; the BHI Amended and Restated Stockholders Agreement, dated as of November 13, 2018, and as amended on July 26, 2019, between GE and the predecessor of BHI (Baker Hughes, a GE company); and the Exchange Agreement. “Exchange Agreement” means the Exchange Agreement, dated as of July 3, 2017, between GE, the predecessor of BHI (Baker Hughes, a GE Company), and the predecessor of BH Holdings (Baker Hughes, a GE Company, LLC). “Dispute Resolution Procedures” has the meaning set forth in the A&R TMA. “GE Group” means GE and its Subsidiaries, excluding any entity that is a member of the BH Group. “Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self- regulatory body, agency or authority thereof. “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity. “Released Claims” means the BH Released Claims and the GE Released Claims. “Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the gains, losses or equity interests of which), or to direct the management or policies, is owned or controlled directly or indirectly by such first Person (or one or more of the other Subsidiaries of such Person or a combination thereof). “Tax” means any federal, state, provincial, local, foreign or other tax, import, duty or other governmental charge or assessment or escheat payments, or deficiencies thereof, including income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, cash flow, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax and including all interest and penalties thereon and additions to tax. 2. Termination of the Original TMA. a. As provided in the Term Sheet, the Original TMA and any and all rights and any and all obligations that any Party had or may have under the Original TMA terminated as of the Effective Date. b. Consistent with the termination of the Original TMA, the Parties agree not to assert or contend that any Combination Agreement or other agreement between or among any of the Parties operates in a manner that causes any provision of the Original TMA to apply or be effective in any respect. 3. Payment. In accordance with the Term Sheet BH Holdings made a payment on or before December 31, 2022, of $21 million to the account designated by GE. 4. GE Group Exit from BH Holdings; Exchange. In accordance with the Term Sheet, on December 29, 2022, the members of the GE Group that held Units (as defined in the Term Sheet) delivered

3 a Notice of Exchange in respect of all their Units, and ownership of all such Units was treated as transferred to BHI at the close of business on December 30, 2022. Pursuant to the Exchange Agreement and the Notice of Exchange, Class A shares of BHI were issued to such GE Group members. 5. The A&R TMA. To implement the additional terms of the Term Sheet not otherwise set forth in this Agreement, the Parties are executing the A&R TMA (which is effective as of the Effective Date) contemporaneously with the execution of this Agreement. 6. Releases and Covenants a. BH Parties’ Release of GE Release Parties. In consideration of the foregoing and the covenants made in this section 6, the BH Parties, on behalf of themselves and the members of the BH Group, together with their respective officers, directors, managers, employees, agents, advisors, representatives and attorneys, each in their respective capacities as such (collectively, the “BH Release Parties”), hereby release and forever discharge the GE Group, together with their respective officers, directors, managers, employees, agents, advisors, representatives and attorneys, each in their respective capacities as such (collectively, the “GE Release Parties”), from any and all Claims which the BH Release Parties now have, ever had or ever could have against the GE Release Parties (the “BH Released Claims”), provided, however, that this release does not release the GE Release Parties from their obligations under this Agreement, the A&R TMA, or any other agreement to which any of them are parties (other than the Original TMA) and does not release any person or entity other than the GE Release Parties. b. GE’s Release of BH Release Parties. In consideration of the foregoing and the covenants made in this section 6, GE, on behalf of itself and the GE Release Parties, hereby releases and forever discharges the BH Release Parties, from any and all Claims which the GE Release Parties now have, ever had or ever could have against the BH Release Parties (the “GE Released Claims”), provided, however, that this release does not release the BH Release Parties from their obligations under this Agreement, the A&R TMA, or any other agreement to which any of them are parties (other than the Original TMA) and does not release any person or entity other than the BH Release Parties. c. Covenants to Not Sue. The BH Parties covenant to not, and to cause the BH Release Parties to not, sue any GE Release Party with respect to any Released Claim, and GE covenants to not, and to cause the GE Release Parties to not, sue any BH Release Party with respect to any Released Claim. d. Subsequent Discovery Has No Impact On the Releases and Covenants. Each Party acknowledges that it may hereafter discover facts in addition to or different from those that such Party and any of its officers, directors, managers, shareholders, employees, agents, advisors, representatives, and attorneys now know or believe to be true with respect to the Released Claims. Except as provided in section 12, any such discovery shall have no impact on the releases and covenants agreed to in this Agreement. e. With respect to the Released Claims (but without prejudice to the terms of section 12), the Parties expressly waive and relinquish any and all provisions, rights and benefits conferred by California Civil Code § 1542 and also by any law of any other foreign or domestic jurisdiction, or principle of federal or common law, which is similar, comparable, or equivalent to California Civil Code § 1542, which section reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

4 7. Confidentiality. a. This Agreement, the terms hereof, as well as all documents, communications, drafts, and other materials of any kind relating to the negotiation of this Agreement, the circumstances leading thereto, or the implementation of this Agreement by the Parties, that the Parties shall provide, exchange, disclose, or learn of, including and together with all information and documents subject to the confidentiality provisions of the Original TMA or the A&R TMA, shall be “Confidential Information” within the meaning of this Agreement. b. No Party shall disclose any Confidential Information, except that, subject to the obligations described below, disclosure of such information shall be permitted in the following limited circumstances: (i) as that Party may elect in its reasonable discretion (A) as part of its filings with the US Securities and Exchange Commission on Form 8-K, 10-Q, 10-K, or 18-K and related disclosures (including financial supplements) or other governmental authorities, its annual reports to its shareholders or its other financial reporting obligations; (B) in connection with the filing of any US or foreign federal, state, or local tax returns or in connection with any administrative or judicial proceedings relating thereto; and (C) in communications with a governmental or other regulatory or self-regulatory authority having jurisdiction over such Party; (ii) in an action by any Party to enforce this Agreement, to the extent reasonably required for the purposes of such enforcement; (iii) in response to a court order, subpoena, or other discovery demand made in accordance with applicable law; and (iv) to such Party’s subsidiaries, affiliates, their respective directors, officers, external or internal agents, representatives, professional advisers, attorneys, accountants, auditors, insurers and reinsurers, successors, assigns, and employees, who have a need to know and are under a duty to implement appropriate measures to maintain the confidentiality of such information. c. Should any of the Parties receive a request for disclosure or become required by law to disclose any Confidential Information other than as provided for in section 7(b)(i) directly above, the Party receiving such a request shall promptly notify the other Parties (other than its own affiliates) to afford them the opportunity to object or seek a protective order prior to the disclosure of any such information. Each Party agrees that it shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to any Confidential Information (other than the existence of and contents of this Agreement) that is provided to any governmental authority or any other person. d. The Parties agree that irreparable harm would result if any part of the covenants contained in this section 4 are not performed in accordance with the terms hereof and that the relevant non- breaching Party shall be entitled to an injunction or injunctions to prevent breaches of these provisions or to enforce them specifically; provided, however, that the foregoing shall not apply to the extent the granting of any right to specific performance would contravene the terms of any binding order of any governmental authority. The Parties acknowledge that legal damages arising out of this covenant will not adequately compensate the other Parties for the harm caused by any breach of it, including due to the uncertain risks and liabilities to which such a breach could potentially expose the non-breaching Parties. e. For purposes of this Agreement, Confidential Information shall not include information that: (i) is or becomes generally available to and known by the public other than as a result of disclosure by a Party in violation of this Agreement; (ii) becomes available to a Party from a source other than the disclosing Party, provided that the receiving Party has no knowledge that such source is prohibited from disclosing such information to the receiving Party by a contractual, legal, or fiduciary obligation; or (iii) is independently developed by a Party without reference to, or use of, the Confidential Information. f. The Parties each understand and acknowledge that nothing in this Agreement prohibits or limits any other Party or their counsel from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the US Securities and Exchange

5 Commission, the US Department of Justice, the US Financial Industry Regulatory Authority or any other self- regulatory organization or any other governmental law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that the Parties are not required to advise or seek permission from any other Party before engaging in any such activity. 8. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement shall be settled under the Dispute Resolution Procedures. 9. Damages. In the event any Party breaches this Agreement, (i) the other Parties waive, to the fullest extent permitted by law, any claims for punitive or exemplary damages associated with such breach, provided, the non-breaching Parties may recover from the breaching Party, in addition to consequential or compensatory damages, all out-of-pocket costs and expenses, including legal fees and costs, incurred in connection with such breach and with enforcing this Agreement, and (ii) if any individual or entity, as a result of such a breach, in turn asserts a claim against any Released Party for contribution or indemnification with respect to such suit, proceeding or settlement (a “Claim Over”), the Released Party may recover, provided it has notified in writing the breaching Party without undue delay of such Claim Over, any damages awarded as a result of, or settlement amounts paid in connection with, such Claim Over. 10. No Admission of Liability. By entering into this Agreement, none of the Parties is admitting any liability under the Original TMA. 11. Sufficiency of Consideration. The Parties acknowledge that the releases, covenants and other consideration provided for in this Agreement and the Term Sheet provide good and sufficient consideration for every promise, duty, release, obligation, agreement, and right contained in this Agreement. 12. Mistake. By entering into this Agreement, the Parties assume the risk of any mistake. If any Party to this Agreement subsequently discovers that any fact relied upon by it in entering into this Agreement was untrue or that Party’s understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation, any alleged right or claim to set aside or rescind this Agreement; notwithstanding the above, however, a Party may seek remedies in the case of a material misrepresentation or concealment of a material fact through the Dispute Resolution Procedures. For this purpose, a misrepresentation or concealment shall only be treated as material if it has a consequence in excess of $15 million. 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. 14. Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. 15. Assignment; No Third-Party Beneficiaries. a. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any

6 Party without the prior written consent of the other Parties and any purported assignment without such consent shall be void. b. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof. 16. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly. 17. Entire Agreement. This Agreement, together with the Term Sheet (while in effect) and the A&R TMA, constitute the entire agreement among the Parties with respect to the subject matters addressed therein and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to such subject matters. In the event of any inconsistency between this Agreement and the Term Sheet, this Agreement shall prevail. 18. Amendments. This Agreement may not be amended or modified without the written consent of each of GE, BHI, EHHC and BH Holdings. 19. References to the Original TMA in Other Transaction Documents. To the extent that any agreement (for clarity, other than this Agreement and the A&R TMA) among the Parties (or affiliates thereof) contains an obligation that (a) was or is to be discharged on or following the Effective Date and (b) is defined (in whole or part) by reference to the Original TMA, such reference to the Original TMA contained in such agreement shall be deemed to be a reference to the A&R TMA (as the A&R TMA may be amended, supplemented or modified from time to time in accordance with its terms). Each of the Parties will, at the request of any other Party, execute any further documentation reasonably requested by such other Party to give effect to the provisions of this Section 19. For the avoidance of doubt, the Parties’ covenants in Section 2(b) of this Agreement apply in full and this Section 19 shall not be interpreted or applied in any way that is inconsistent with Section 2(b). 20. Waiver. Any failure of any of the Parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the Parties entitled to the benefit thereof only by a written instrument signed by each such Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure. 21. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of a Party or any members of its Group, and no creditor who makes a loan to a Party or any members of its Group may have or acquire (except pursuant to the terms of a separate agreement executed by the Party in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in this Agreement other than as a secured creditor. 22. Authority. Each of the Parties represents and warrants that it (a) has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as they deem necessary; (b) has been represented by legal counsel of its choosing, which has reviewed this Agreement; (c) has read this Agreement, understands its contents, and has executed it voluntarily and without duress or undue

7 influence from any person or entity; and (d) has full power and authority to enter into this Agreement and to make the releases contained herein on behalf of itself and, in the case of GE, on behalf of all the GE Release Parties, and in the case of the BH Parties, on behalf of the BH Release Parties. The Parties acknowledge that these representations and warranties are material terms of this Agreement and the releases agreed to herein. 23. No Assignment of Claims. Each Party represents and warrants to the other Parties that prior to the Effective Date it has, consistent with section 10.05 of the Original TMA, not purported to assign or agreed to assign (and will not assign or agree to assign) to any person its right, title and interest in any Claim or any right or obligation under any provision of the Original TMA and any such action was (or would be) null and void. 24. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to agreements or other documents shall be deemed to refer to such agreement or other document as amended, restated, supplemented and/or otherwise modified from time to time. References to any law or statute shall be deemed to refer to such law or statute, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor thereto. 25. Notices. All notices, requests, demands or other communications required or contemplated hereunder or relating hereto shall be in writing and delivered by overnight delivery with a copy by e-mail and as to which receipt must be confirmed by reply e-mail for delivery to be complete, and in each case, addressed as follows: If to any BH Party: Baker Hughes Company 17021 Aldine Westfield Rd. Houston, TX 77073 Attention: Email: If to GE: General Electric Company 5 Necco Street Boston, MA Attention:

8 Email: [SIGNATURES ON FOLLOWING PAGE]

[Signature Page to TMA Master Settlement Agreement] IN WITNESS WHEREOF, each of the Parties has executed this Agreement by a duly authorized representative of such Parties. GENERAL ELECTRIC COMPANY By: /s/ Michael Schlesinger Name: Michael Schlesinger Title: VP Tax

[Signature Page to TMA Master Settlement Agreement] BAKER HUGHES COMPANY By: /s/ Nancy Buese Name: Nancy Buese Title: Chief Financial Officer

[Signature Page to TMA Master Settlement Agreement] EHHC NEWCO LLC By: /s/ Nancy Buese Name: Nancy Buese Title: Chief Financial Officer

[Signature Page to TMA Master Settlement Agreement] BAKER HUGHES HOLDINGS, LLC By: /s/ Nancy Buese Name: Nancy Buese Title: Chief Financial Officer

EXHIBIT A A&R TMA (see attached)

1 AMENDED AND RESTATED TAX MATTERS AGREEMENT between GENERAL ELECTRIC COMPANY, BAKER HUGHES COMPANY, EHHC NEWCO, LLC, and BAKER HUGHES HOLDINGS, LLC This AMENDED AND RESTATED TAX MATTERS AGREEMENT (this “Agreement”), entered into as of February 13, 2023 and effective as of December 29, 2022 (the “Effective Date”), is entered into by and among General Electric Company, a New York corporation (“GE”), Baker Hughes Company (formerly Baker Hughes, a GE Company), a Delaware corporation (“BHI”), EHHC NewCo LLC, a Delaware limited liability company (“EHHC”), and Baker Hughes Holdings, LLC (formerly Baker Hughes, a GE Company, LLC), a Delaware limited liability company (“BH Holdings”). GE, BHI, EHHC and BH Holdings are each referred to herein individually as a “Party” and collectively as the “Parties.” WHEREAS, pursuant to that certain Transaction Agreement and Plan of Merger, dated October 30, 2016, among GE, Baker Hughes Incorporated , a Delaware corporation, Newco, and Bear MergerSub, Inc., a Delaware corporation (“Merger Sub”), as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE , Baker Hughes Incorporated, Newco, MergerSub, BHI Newco, Inc., a Delaware corporation, and Bear Merger Sub2, Inc., a Delaware corporation (as may be further amended from time to time, the “Transaction Agreement”), GE and Baker Hughes Incorporated agreed to combine GE O&G with Baker Hughes Incorporated and have effected or agreed to effect the Transactions (as defined in the Transaction Agreement); WHEREAS, in connection with effecting and agreeing to effect the Transactions, the Parties entered into the Tax Matters Agreement, dated as of July 3, 2017, and subsequently entered into an amendment pursuant to the Term Sheet for A&R Tax Matters Agreement, dated as of October 30, 2018, between the Parties (as amended, the “Original TMA”); WHEREAS, in connection with the settlement of various disputes that arose under the Original TMA, the Parties have entered into that Term Sheet dated as of December 29, 2022 (the “Term Sheet”) pursuant to which they agreed to (i) terminate the Original TMA, (ii) allocation between the Parties certain Tax liabilities and benefits and (ii) various other matters; WHEREAS, the Term Sheet provides that it is a binding agreement of the Parties as of the date of its execution and that all of its provisions take effect as of such date and remain in effect until definitive agreements implementing the Term Sheet have been fully executed and delivered; and

2 WHEREAS, in order to implement the Term Sheet and reflect those arrangements associated therewith, the Parties are contemporaneously entering into that TMA Master Settlement Agreement of even date herewith (the “Settlement Agreement”) and this Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, GE, BHI, EHHC, and BH Holdings, intending to be legally bound, hereby agree as follows: ARTICLE I. DEFINITIONS Section 1.01 Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary. “Agreement” has the meaning set forth in the recitals to this Agreement. “Allocable Share” means the percentage of membership interests of BH Holdings collectively held by the members of the GE Group, on the one hand, and the members of the BHI Group, on the other hand, at the time of determination. “BH Group” means BHI, BH Holdings and EHHC and their respective subsidiaries. “BH Holdings” has the meaning set forth in the recitals to this Agreement. “BH Holdings Group” means BH Holdings and its Subsidiaries. “BHI” has the meaning set forth in the recitals of this Agreement. “BHI Group” means BHI and its Subsidiaries (x) excluding for any PostClosing Period any entity that is a member of the BH Holdings Group and (y) including for any PreClosing Period, Baker Hughes Inc. and its Subsidiaries (for the avoidance of doubt, whether or not Baker Hughes Inc. and its Subsidiaries are Subsidiaries of BHI). “BHI Group Contributed Asset” means any asset contributed (or deemed contributed for U.S. federal income tax purposes) to BH Holdings by a member of the BHI Group, including any asset held by an entity that is treated as a partnership for U.S. federal income tax purposes the equity of which is contributed (or deemed contributed for U.S. federal income tax purposes) to BH Holdings by a member of the BHI Group. For the avoidance of doubt, BHI Group Contributed Asset shall include any asset held (or deemed held for U.S. federal income tax purposes) by Baker Hughes International Partners Holding SCS or by any entity that is treated as a partnership for U.S. federal income tax purposes the equity of which was held by Baker Hughes International Partners Holding SCS (directly or indirectly through one or more passthrough entities) immediately prior to the Closing Date. “Book/Tax Difference Asset” means an asset that is (a) held at the relevant time by BH Holdings for U.S. federal income tax purposes (or any partnership in which BHI Holdings holds a direct interest or an indirect interest through one or more passthrough entities) at a Gross Asset Value (as defined in the LLC Agreement) that differs from its adjusted tax basis for U.S. federal income tax purposes and (b)(i) a BHI Group Contributed Asset, (ii) a GE Group Contributed Asset or (iii)

3 acquired by BH Holdings for U.S. federal income tax purposes (or any partnership in which BH Holdings holds a direct interest or an indirect interest through one or more passthrough entities) after the Closing Date. “Closing Date” has the meaning set forth in the Transaction Agreement. “Code” means the United States Internal Revenue Code of 1986, as amended. “Determination” means the final resolution of liability for any Tax for any Taxable Year by or as a result of (1) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (2) a final settlement, compromise or other agreement with the relevant Taxing Authority, an agreement that constitutes a determination under Section 1313(a)(4) of the Code, an agreement contained in an IRS Form 870AD, a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable agreement under state, local or foreign law; (3) the expiration of the applicable statute of limitations; or (4) payment of such Tax, if assessed by a Taxing Authority, pursuant to an agreement in writing by the applicable Party or its affiliate to accept such assessment. “Dispute Resolution Procedures” means the following process: • BHI and GE shall, within thirty (30) days after delivery by either BHI or GE to the other of notification that dispute resolution should commence, exchange written descriptions of their respective positions regarding the matter and thereafter cooperate together in an attempt to reach an acceptable resolution in an attempt to resolve the matter. • If a resolution that is acceptable to BHI and GE has not been agreed to within thirty (30) days after such exchange, then: • BHI and GE shall first refer the dispute to proceedings under the Mediation Rules of the International Chamber of Commerce. • If the dispute has not been settled pursuant to said Rules within sixty (60) days following the filing of a Request for Mediation or within such other period as the parties may agree in writing, such dispute shall thereafter be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules of Arbitration. • The decision of the arbitrator will be binding on all parties with no right of further appeal. The arbitration shall apply the laws of the State of Delaware. Each of GE and BHI shall bear its own costs, and an equal share of the cost of the arbitration. “Effective Date” has the meaning set forth in the recitals to this Agreement. “EHHC” has the meaning set forth in the recitals to this Agreement. “Formation Taxes” shall mean any and all Taxes imposed on any member of a Group with respect to any Formation Transaction to the extent that such Tax would not have been imposed if GE had transferred all of GE O&G to BHI in exchange for stock of BHI in a transaction qualifying under Section 351 of the Code, including any Taxes arising by reason of (A) the acceleration or triggering of deferred intercompany transactions and excess loss accounts under Treas. Reg. §§ 1.1502-13 and 1.1502-19, respectively, (B) prepaid expenses, (C) deferred revenue, (D) the acceleration of

4 adjustments under Section 481 of the Code and (E) any other items that are accelerated by reason of any Formation Transaction or for which the income or gain has economically accrued prior to the Closing Date and for which an item of income or gain is recognized by reason of the formation of BH Holdings. “Formation Transactions” shall mean (i) any transactions contemplated by the Transaction Agreement, and (ii) any restructuring transactions in furtherance thereof that are undertaken by the GE Group, in each case, including the GE Reorganization (as defined in the Transaction Agreement) and the Schedule A Transactions. “Former GE Business” means any of the businesses conducted by any of the Former GE Entities prior to their becoming members of the BHI Group. “Former GE Entity” means any entity that was owned by GE directly or indirectly and became a member of the BH Group pursuant to the Transaction Agreement. “GE” has the meaning set forth in the recitals to this Agreement. “GE Group” means GE and its Subsidiaries, excluding for any PostClosing Period any entity that is a member of the BH Holdings Group or the BHI Group. “GE Group Contributed Asset” means any asset contributed (or deemed contributed for U.S. federal income tax purposes) to BH Holdings by a member of the GE Group, including any asset held by an entity that is treated as a partnership for U.S. federal income tax purposes the equity of which is contributed (or deemed contributed for U.S. federal income tax purposes) to BH Holdings by a member of the GE Group. “GE O&G” has the meaning set forth in the Transaction Agreement. “GE O&G Subsidiary” has the meaning set forth in the Transaction Agreement, as determined on the date of the Original TMA. “GE Refund” means any Tax Refund and including interest received from the relevant Taxing Authority with respect to: • Taxes assessed on Nuovo Pignone Holding Spa for omitted income deriving from deemed loans to GE Industrial Financing Ireland LTD for the 2007 and 2008 taxable years (matter currently pending at the Italian Supreme Court); • Pre-Closing Income Taxes attributable to any GE Retained Matters; and • Italian credits in the amount of approximately $15MM arising from the prepayment of Pre-Closing Taxes related to GE businesses other than the Oil & Gas business. “GE Retained Matter” means each of the following: • Pre-Closing Income Taxes imposed on Nuovo Pignone Holding Spa and Nuovo Pignone International Srl that are solely and exclusively attributable to, or directly related to, those disputes with the following references (Riferimento atto): TMB0E4S00778-14, TMB0E4S00782-14, TMB0E4S00088-15, TMB0E4S00339-16, avviso liquidazione S1T n. 010363-000 a001, TMB0E4S00772-14, TMB084S00662-14, TMB084M00029-14,

5 CNM R5J090201734-09, TMB0E1D00271-2021, TMB0E3Z00148-2020, TMB0EZ00483-19, TMBE3Z00446-19 (the “Non-O&G Italy Litigation”) • Pre-Closing Income Taxes, if any, resulting from that distribution made by GE Italia Holding to GEEE BV during the financial year 2016 • Pre-Closing Income Taxes imposed on Baker Hughes Energy Technology do Brasil Ltda. (formerly GE Oil & Gas do Brasil Ltda.) that are solely and exclusively attributable to, or directly related to, the disputes in the following administrative proceedings: 16682- 722.854/2016-24, 16682-721.830/2017-39, 16682-721.162/2018-21, 16682- 720.721/2019-66, 16682- 720.749/2019-01, 16682-720.957/2021-17. “Governmental Entity” means any U.S. federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or selfregulatory body, agency or authority thereof. “Group” means the GE Group, the BH Holdings Group or the BHI Group, or all of them, as the context requires. “Income Tax” means any Tax that is based upon, measured by, or calculated with respect to: (i) net income or profits or net receipts (including, but not limited to, any capital gains, minimum Tax, or any Tax on items of Tax preference, but not including sales, use, real or personal property, value added, escheat, excise or transfer or similar Taxes) or (ii) multiple bases (including franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i). “Intended Tax Treatment” means, with respect to each Schedule A Transaction, the tax consequences or treatment (if any) set forth for such Schedule A Transaction on Schedule A of the Original TMA. “Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity. “LLC Agreement” means the BH Holdings Second Amended and Restated Limited Liability Company Agreement, dated as of April 15, 2020, by and among BH Holdings and its members. “Methods” has the meaning set forth in Section 4.02(b) of this Agreement. “Original TMA” has the meaning set forth in the recitals to this Agreement. “Party” and “Parties” have the meaning set forth in the recitals to this Agreement. “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity. “Post-Closing Period” means any Taxable Year beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “Pre-Closing Period” means any Taxable Year ending on or before the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

6 “Pre-Closing Income Taxes” means any Pre-Closing Taxes that are Income Taxes. “Pre-Closing Taxes” means any Taxes with respect to a PreClosing Period. “Schedule A Transactions” means the transactions set forth on Schedule A of the Original TMA. “Settlement Agreement” has the meaning set forth in the recitals to this Agreement. “Straddle Period” means any Taxable Year that begins on or before and ends after the Closing Date. “Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the gains, losses or equity interests of which), or to direct the management or policies, is owned or controlled directly or indirectly by such first Person (or one or more of the other Subsidiaries of such Person or a combination thereof). “Tax” or “Taxes” means any federal, state, provincial, local, foreign or other tax, import, duty or other governmental charge or assessment or escheat payments, or deficiencies thereof, including income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, cash flow, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax and including all interest and penalties thereon and additions to tax. “Tax Attribute” shall mean a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit, alternative minimum tax credit or any other Tax item that could reduce a Tax. “Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund). “Tax Refund” means any refund of Taxes (or credit, reduction or offset in lieu thereof). “Tax Return” means any return, estimated tax return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable section or rule of state, local or foreign Law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made). “Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision. “Term Sheet” has the meaning set forth in the recitals to this Agreement.

"Transaction Agreement" has the meaning set forth in the recitals to this Agreement.

"Treasury Regulations" means the regulations promulgated under the Code.

ARTICLE II.
GENERAL
ALLOCATION OF TAX LIABILITIES

Section 2.01 Allocation of Taxes.

(a) [Reserved]

(b) GE Pre-Closing Taxes. GE shall be responsible for any and all Pre-Closing Income Taxes attributable to the GE Retained Matters.

(c) Other Pre-Closing Taxes. Except as provided in Section 2.01(b), BHI shall be responsible for any and all Pre-Closing Taxes of BHI and its Subsidiaries, including, for the avoidance of doubt, any Former GE Entity.

Section 2.02 Proration of Taxes for Straddle Periods.

(a) With respect to any Straddle Period, GE, BHI, EHHC and BH Holdings shall treat, and elect to treat, the Closing Date as the last day of the Pre-Closing Period. If no such election is permitted, the Taxes for the Straddle Period shall be allocated to the Pre-Closing Period as follows: (i) in the case of real or personal property Taxes, Taxes based on capital, or a flat minimum amount Tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period through and including the Closing Date and the denominator of which is the total number of days in such Straddle Period; and (ii) in the case of all other Taxes, including Income Taxes, based upon an actual closing of the books methodology on the Closing Date, as determined in accordance with the relevant books and records.

(b) For purposes of this Section 2.02, the Taxable Year of any partnership, pass-through entity or controlled foreign corporation (within the meaning of Section 957(a) of the Code or any comparable provision of state, local or foreign Law) in which a member of the BH Holdings Group holds a beneficial interest immediately after the Closing Date shall be deemed to terminate on the Closing Date.

ARTICLE III.
TAX RETURNS

Section 3.01 [Reserved]

Section 3.02 [Reserved]

Section 3.03 [Reserved]

Section 3.04 Preparation of Tax Returns.

(a) [Reserved]

7

8 (b) [Reserved] (c) [Reserved] (d) Reporting of Transactions and Formation Taxes. The Tax treatment reported on any Tax Return filed (or amended) after the date of this Agreement that relates to a Schedule A Transaction shall be consistent with the Intended Tax Treatment of such transaction. GE shall be entitled to determine in its reasonable discretion the Tax treatment of any Formation Transactions to be reported on any Tax Return filed by GE or any of its Subsidiaries. For purposes of this Section 3.04(d), any position supported by “substantial authority” under Treas. Reg. § 1.6662-4(d) (or any similar standard under applicable Law) shall be considered reasonable. ARTICLE IV. [RESERVED] ARTICLE V. [RESERVED] ARTICLE VI. INDEMNITY Section 6.01 Indemnities. (a) BHI Indemnity. BHI shall indemnify GE and each member of the GE Group from: (i) any Taxes allocated to BHI pursuant to Article II; and (ii) [Reserved] (iii) all liabilities, costs, expenses (including, without limitation, reasonable accountant, attorney and other professional fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), including those incurred in a contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage. (b) GE Indemnity. GE shall indemnify BHI and each of its Subsidiaries from: (i) any Taxes allocated to GE pursuant to Article II; and (ii) [Reserved] (iii) all liabilities, costs, expenses (including, without limitation, reasonable accountant, attorney and other professional fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in

9 (i), including those incurred in a contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage. (c) BHI Indemnity. BHI shall indemnify GE and each member of the GE Group, as applicable, from: (i) Any Taxes attributable to breach by any member of the BHI Group of any representation, warranty or covenant made by such member in this Agreement or Section 7.04(f) of the Transaction Agreement (applied using the definition of “Formation Taxes” in this Agreement); and (ii) all liabilities, costs, expenses (including, without limitation, reasonable accountant, attorney and other professional fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), including those incurred in a contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage. (d) GE Indemnity. GE shall indemnify BHI and each of its Subsidiaries, as applicable, from: (i) Any Taxes attributable to breach by any member of the GE Group of any representation, warranty or covenant made by such member in this Agreement; and (ii) all liabilities, costs, expenses (including, without limitation, reasonable accountant, attorney and other professional fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), including those incurred in a contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage. Section 6.02 Payments. (a) General. All payments to be made under this Agreement to another party (or a member of its respective Group) shall be made in immediately available funds. With respect to any payment required to be made to or by a member of the GE Group or BHI or any of its Subsidiaries, the party entitled to the payment shall have the right to designate, by written notice to the payor or payee, as applicable, which member of its group will receive or make such payment. (b) Net of Taxes. All payments under this Agreement shall be (i) reduced by any Tax benefit related to the Taxes imposed on the payee Group to which the payments relate that is actually realized by the payee Group (or, with respect to any payment made by BH Holdings, realized by Members that are members of the payee Group, in each case calculated on a “with and without” basis) and (ii) increased by such amounts as are necessary so that after paying all Taxes with respect to the receipt of such payment, the payee receives an amount equal to the amount it would have received had no such Taxes been imposed. For the avoidance of doubt, a payment required by this Agreement shall

10 not be delayed on account of a potential or anticipated Tax benefit and the determination of whether there is any such Tax benefit and the amount of any such Tax benefit shall be made no earlier than when such Tax benefit is realized and, if that occurs after the initial payment was made, then the recipient of the initial payment shall make a payment equal to the amount of such Tax benefit to the payor of the initial payment (and this payment shall not be subject to this Section 6.02(b)). Section 6.03 Tax Refunds. GE shall be entitled to any GE Refunds. GE shall be responsible for all liabilities, costs, expenses (including, without limitation, reasonable accountant, attorney and other professional fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to, or incurred in connection with, obtaining or seeking to obtain the GE Refunds, provided, however, that GE shall have the right to approve any such expenditures in advance (such approval not to be unreasonably withheld, delayed or conditioned). If a BH Group member receives a GE Refund, it shall pay over the amount of such Tax Refund (reduced as applicable for amounts described in the preceding sentence) within ten (10) days of receipt (or from the due date for payment of any Tax reduced thereby, determined on a “with and without” basis). Section 6.04 [Reserved] Section 6.05 Timing of Payments. Except as otherwise provided by this Agreement, payments to be made under this Agreement to a Group member shall be made within ten (10) days of: (a) an agreement between the relevant parties in accordance with this Agreement that an amount is payable pursuant to Section 6.01, Section 6.02, or any other provision of this Agreement; or (b) a Determination. Section 6.06 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement, and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent. Section 6.07 Late Payments. In the event that any payment required to be made under this Agreement is made after the date on which such payment is due, interest will accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the rate designated from time to time in Section 6621(a)(2) of the Code, compounded on a daily basis. ARTICLE VII. ASSISTANCE AND COOPERATION Section 7.01 Assistance and Cooperation. The Parties shall cooperate (and cause their respective Subsidiaries to cooperate) with each other and with each other’s agents, including accounting firms and legal counsel, at such time and to the extent reasonably requested by another party in connection with matters subject to this Agreement. Such cooperation shall include, without limitation: (a) the retention and timely provision on reasonable request of books, records, documentation or other information relating to Taxes of the BH Group, any Former GE

11 Entity and any member of the GE Group to the extent related to the Former GE Business until one year after the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof); (b) the filing or execution of any power of attorney and other document that may be necessary or appropriate (including to give effect to) in connection with any Tax Return or any Tax Contest to carry out the intent of this Agreement; (c) the use of commercially reasonable efforts to obtain any documentation from a Taxing Authority or a third party that may be necessary or helpful in connection with the foregoing; and (d) the making of its employees and facilities reasonably available on a mutually convenient basis to facilitate such cooperation; provided that, in no event shall (i) BHI be entitled to any documentation or information with respect to the GE Group that does not relate exclusively to a Former GE Entity or the Former GE Business or (ii) GE be entitled to any documentation or information that does not relate to the Tax consequences to the GE Group members arising from their ownership of interests in BH Holdings. Section 7.02 Tax Information. (a) Obligation to Provide Information Upon Request. (i) GE shall provide or cause to be provided to BHI promptly following any reasonable request (but in no event any later than 20 days following receipt of such request), information sought in connection with the preparation or filing of any Tax Return (including any amended Tax Return), the making of any permissible election related to Taxes, the preparation for any audit by any Taxing Authority, or the prosecution or defense of any Tax Contest; provided that in no event shall BHI be entitled to any information of the GE Group that (A) does not relate exclusively to a Former GE Entity or the Former GE Business, or (B) that cannot be located after reasonably diligent search. (ii) BHI shall provide or cause to be provided to GE promptly following any reasonable request (but in no event any later than 20 days following receipt of such request), information sought in connection with the preparation of any Tax Return (including any amended Tax Return), the making of any permissible election related to Taxes, the preparation for any audit by any Taxing Authority, or the prosecution or defense of any Tax Contest; provided that in no event shall GE be entitled to any information of the BH Group that (A) does not relate exclusively to BH Holdings and its Subsidiaries and a Tax period during which at least one member of the GE Group owned an interest in BH Holdings, or (B) that cannot be located after reasonably diligent search. (b) Obligation to Provide Information Received from a Governmental Entity. (i) If any member of the GE Group receives any written communication (whether by e-mail, hand delivery or postal mail), notice or other document from a Governmental Entity with respect to a Former GE Entity GE shall promptly (and

12 in no event more than 5 days later) provide to BHI notification and a copy of any such communication received. (ii) If any member of the BH Group receives any written communication (whether by e-mail, hand delivery or postal mail), notice or other document from a Governmental Entity with respect to BH Holdings that relates to the GE Group BHI shall promptly (and in no event more than 5 days later) provide to GE notification and a copy of any such communication received. (c) Obligation to Retain Books and Records and Other Information. To ensure that the BH Group has access to the books, records, documents and other information that it may request pursuant to this Agreement, after the execution of this Agreement, GE will not and will cause its Subsidiaries to not intentionally destroy any books, records, documentation or other information which BHI may have the right to request and obtain pursuant to this Agreement during the period prior to the expiration of the applicable statute of limitations (without regard to extensions) and in no event at any time before the 30th day after the execution of this Agreement. In the event that a statute of limitations is extended and BHI informs GE of such extension, GE shall (1) at BHI’s request, continue to retain such books, records, documents and other information, and (2) thereafter, upon a request from BHI, provide copies of such books, records, documents and other information to BHI (and GE shall have no obligation to retain any such books, records, or documents copies of which have been provided to BHI). Section 7.03 Confidentiality. The terms set out in Section 7 of the Settlement Agreement shall apply to this Agreement (and all documents, communications, drafts, and other materials of any kind provided under this Agreement) as if set terms were set forth herein. ARTICLE VIII. ADDITIONAL MATTERS Section 8.01 BH Holdings Representations and Covenants. Set forth on Schedule 8.01 of the Original TMA are certain representations and covenants relating to the Intended Tax Treatment of Schedule A Transactions. BH Holdings shall (and shall cause the other members of the BH Holdings Group to) not take or cause to be taken after the Effective Date any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants set forth on Schedule 8.01 of the Original TMA. Section 8.02 [Reserved] Section 8.03 Section 704(c) Methods. Notwithstanding anything to the contrary contained in the LLC Agreement, from the Effective Date, BHI shall cause the managing member of BH Holdings to select methods under Section 704(c) of the Code for BH Holdings, initially and with respect to subsequent occasions for Section 704(c) method selection in respect of BH Holdings’ U.S. federal income tax returns for its 2017 through 2022 years, in such a manner that is projected to produce (taking into account the result of prior Section 704(c) method selections), to the extent reasonably possible, an annual allocation of depreciation and amortization with respect to all Book/Tax Difference Assets based on the applicable Allocable Shares. For purposes of this Section 8.03, depreciation and amortization with respect to all Book/Tax Difference Assets shall

13 include income and deduction items allocated pursuant to the traditional method with curative allocations (within the meaning of Treas. Reg. § 1.704-3(c)) or the “remedial allocation method” (within the meaning of Treas. Reg. § 1.704-3(d)) to the extent attributable to depreciation or amortization with respect to BH Holdings’ directly held assets and with respect to the assets of any partnership in which BH Holdings holds a direct interest or an indirect interest through one or more passthrough entities. Section 8.04 Sole Tax Sharing Agreement. This Agreement is the sole Tax sharing agreement between a member of one Group and a member of another Group. Section 8.05 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement shall be settled under the Dispute Resolution Procedures. Section 8.06 Assumption of Risk. By entering into this Agreement, the Parties assume the risk of any mistake. If any Party to this Agreement subsequently discovers that any fact relied upon by it in entering into this Agreement was untrue or that Party’s understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation, any alleged right or claim to set aside or rescind this Agreement; provided, however, that a Party may seek remedies in the case of a material misrepresentation or concealment of a material fact through the Dispute Resolution Procedures. For this purpose, a misrepresentation or concealment shall only be treated as material if it has a consequence in excess of $15 Million. Section 8.07 Algesco JV. From the Effective Date, GE and BHI will cooperate in good faith to agree on and complete a process for accomplishing the Algesco JV share transfer, which process will include a timeline and incorporate both parties using reasonable best efforts to accomplish the transfer as soon as practicable after the Effective Date. Section 8.08 Bank Guarantees Releases. From the Effective Date, GE shall cooperate in good faith to agree on and complete a process to release BHI from those bank guarantees required solely as a result of the Non-O&G Italy Litigation for periods on and after January 1, 2023. Section 8.09 LLC Related Obligations. In connection with the GE Group’s exit from BH Holdings, GE confirms that GE and each member of the GE Group that held any Units (as defined in the LLC Agreement) has the following continuing obligations: (a) GE shall not, and shall ensure that each member of the GE Group shall not, treat on its separate income tax returns, any item of income, gain, loss, deduction or credit relating to such entity’s interest in BH Holdings in a manner inconsistent with the treatment of such item by BH Holdings as reflected in the IRS Form K-1 or other information statement furnished to such entity by BH Holdings. (b) If BH Holdings or any of its Subsidiaries is obligated to pay any Tax to a Governmental Entity that is specifically attributable to a GE Group member’s status as a Member (as defined in the LLC Agreement), then GE shall indemnify the BH Group in full for the entire amount paid (including interest, penalties and related expenses). GE’s obligation to indemnify BH Holdings or any of its Subsidiaries under this section shall survive any termination, dissolution, liquidation and winding up of BH Holdings and its Subsidiaries, and for this purpose, BH Holdings and its Subsidiaries shall be treated as continuing in existence. GE hereby agrees to furnish and cause the GE Group members to furnish to BH Holdings or its Subsidiaries such information and forms as required or reasonably

14 requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which any member of the GE Group is legally entitled. Section 8.10 Change in Tax Law. In the event of any change in or successor U.S. federal statute to the Code or any change in or successor statute to other applicable Tax Law, the principles of this Agreement shall apply mutatis mutandis and the parties shall cooperate in good faith to apply such principles in such manner. ARTICLE IX. TAX CONTESTS Section 9.01 Notice. Within twenty (20) days after a party becomes aware of the commencement of a Tax Contest that may give rise to Taxes for which another party has an indemnification obligation pursuant to this Agreement or with respect to which such other party has control or other rights under Section 9.02, such party shall notify the other party of such Tax Contest; provided that GE shall only be entitled to receive notice of a Tax Contest for which GE would have an indemnification obligation pursuant to this Agreement. Such notice shall provide that the notifying party may seek indemnification from the other party under this Agreement and shall attach copies of the pertinent portion of any written communication from a Taxing Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Taxing Authority in respect of any such matters; provided that in no event shall any party be entitled to any documentation or information with respect to the GE Group that does not relate exclusively to a GE O&G Subsidiary or GE O&G (except to the extent such information is otherwise required to be provided pursuant to this Agreement). A failure of a party to comply with this Section 9.01 shall not relieve the other party of its indemnification or other payment obligations under this Agreement, except to the extent such failure actually increases the amount of such other party’s liability. Section 9.02 Control of Tax Contests Related to GE Retained Matters. In the case of any Tax Contest with respect to any GE Retained Matter, GE shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability; provided, however, that BHI shall (1) upon request, be provided with updates regarding the status of such Tax Contests, (2) be kept reasonably informed regarding material developments related to such Tax Contest, and (3) be informed in advance regarding any settlement. ARTICLE X. GENERAL PROVISIONS Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

15 If to any BH Party: Baker Hughes Company 17021 Aldine Westfield Rd. Houston, TX 77073 Attention: Email: If to GE: General Electric Company 5 Necco Street Boston, MA Attention: Email: Section 10.02 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Section 10.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. Section 10.04 Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Section 10.05 Assignment; No Third-Party Beneficiaries. (a) This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void. (b) Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

16 Section 10.06 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. Section 10.07 Entire Agreement. This Agreement and the Settlement Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement (including the Term Sheet). In the event of any inconsistency between this Agreement and the Term Sheet, this Agreement shall prevail. Section 10.08 Amendments. This Agreement may not be amended or modified without the written consent of each of GE and BHI. Section 10.09 Waiver. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estopped with respect to, any subsequent or other failure. Section 10.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of a party or any members of its Group, and no creditor who makes a loan to a party or any members of its Group may have or acquire (except pursuant to the terms of a separate agreement executed by the party in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in this Agreement other than as a secured creditor. Section 10.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement; provided that, in no event shall any party be entitled to any documentation or information with respect to the GE Group that does not relate exclusively to a GE O&G Subsidiary or GE O&G. Section 10.12 Right of Offset. Whenever a party is to pay any sum to any other party, any amounts that such party owes to the party which are not the subject of a good faith dispute may be deducted from that sum before payment. Section 10.13 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person

17 pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Taxable Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to agreements or other documents shall be deemed to refer to such agreement or other document as amended, restated, supplemented and/or otherwise modified from time to time. References to any Law or statute shall be deemed to refer to such Law or statute, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor thereto. [Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above. BAKER HUGHES, LLC By: EHHC NewCo LLC, its Managing Member By: Name: Nancy Buese Title: Chief Financial Officer /s/ Nancy Buese

GENERAL ELECTRIC COMPANY By: Name: Title: /s/ Michael Schlesinger Michael Schlesinger VP - Tax

BAKER HUGHES COMPANY By: Name: Nancy Buese Title: Chief Financial Officer /s/ Nancy Buese

21 EHHC NEWCO LLC By: Name: Nancy Buese Title: Chief Financial Officer /s/ Nancy Buese